Exhibit 99.1

CareTrust REIT Announces Third Quarter 2017 Operating Results

Conference Call Scheduled for Thursday, November 9, 2017 at 12:00 pm ET
SAN CLEMENTE, Calif., November 8, 2017 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (NASDAQ:CTRE) reported today operating results for the third quarter of 2017, as well as other recent events.
During the quarter and since, CareTrust REIT:

•	Posted net income of $0.15, normalized FFO of $0.28 and normalized FAD of $0.29, all per diluted weighted-average common share;

•
Invested approximately $214 million (inclusive of transaction costs) at a blended initial cash yield of 9.0%, acquiring 19 skilled nursing facilities and 4 assisted living and memory care facilities, and providing one mortgage financing;

•
Received an upgrade from Moody’s Investor Service to the Company’s corporate family credit rating to Ba3 from B1, with a continued positive outlook, as well as an upgrade to the senior unsecured rating of CareTrust REIT’s $300 million 5.25% senior unsecured notes to Ba3 from B1, also with a continued positive outlook;

•	Reduced its debt-to-EBITDA ratio to 4.5x and its debt-to-enterprise value to 26%, each as of quarter-end; and

•
Amended its lease with Pristine Senior Living to reduce Pristine’s portfolio from 16 to nine facilities and decrease the Company’s exposure to Pristine to 7.7% of annualized rental revenue, and amended it is lease with affiliates of Trillium Healthcare to re-let the seven relinquished facilities to Trillium.

Significant Milestones Reached
Greg Stapley, CareTrust REIT’s Chairman and Chief Executive Officer, noted that in the quarter and since, the Company reached significant milestones. “We’re pleased to report that with over $300 million in investments year to date, we have already beaten last year’s record,” he said. “In addition, we have now surpassed the $2 billion mark in enterprise value, while maintaining relatively low leverage,” he added, noting that the Company’s liquidity position and acquisition pipeline both look solid going into 2018.
Mr. Stapley also noted that the Company had been able to help tenant Pristine Senior Living strengthen their operations and lease coverage, while simultaneously reducing CareTrust REIT’s exposure to Pristine. He reported that Pristine had not only made meaningful operational improvements in the quarter, but had also agreed to transfer several properties to another operator selected by CareTrust REIT, without substantial rent reductions or any asset impairments. “This is an example of the kind of creative and mutually-beneficial solutions that we, with our deep understanding of our tenants’ businesses and operations, can cooperatively craft when true challenges arise,” he added.
Financial Results for Quarter Ended September 30, 2017
Chief Financial Officer Bill Wagner reported that for the quarter, CareTrust REIT generated net income of $11.3 million, or $0.15 per diluted weighted-average common share, normalized FFO of $21.0 million, or $0.28 per diluted weighted-average common share, and normalized FAD of $22.2 million, or $0.29 per diluted weighted-average common share.

Liquidity
Discussing CareTrust REIT’s investments and current liquidity, Mr. Wagner reported that the $214 million in new investments in the quarter and since were funded with a combination of cash on hand and approximately $175 million in draws on the Company’s $400 million unsecured revolver. He noted that the revolving credit facility includes a $250 million “accordion” feature that can be exercised by the Company at its option to increase its access to debt capital.

He also reported that there had been no activity in the quarter on the Company’s at-the-market equity program but, he added, “Our ATM program remains a significant instrument in the Company’s capital-raising repertoire.” Mr. Wagner further reported that CareTrust REIT’s debt-to-EBITDA ratio was 4.5x and its debt-to-enterprise value was 26%, each at quarter-end, and that adjusted for subsequent transactions its current run-rate debt-to-EBITDA ratio stood at 4.5x, which is well within management’s target range. He also noted that

CareTrust REIT continues to have no property-level debt and, taking into account existing extension rights, no debt maturing before 2020.
2017 Guidance Revised Upward
Mr. Wagner updated CareTrust REIT's previously-issued 2017 earnings guidance. He confirmed that CareTrust REIT expects 2017 net income of approximately $0.51 to $0.52, normalized FFO of approximately $1.16 to $1.17, and normalized FAD of approximately $1.21 to $1.22. He noted that the updated 2017 guidance is based on a per-diluted weighted-average common share count of 72.9 million shares, reflects the effects of the new lease amendments with affiliates of Pristine Senior Living and Trillium Healthcare based on the expected December 1, 2017 transfer as discussed below, and assumes no new acquisitions beyond those announced, no new debt incurrences or additional equity issuances, and no future CPI-based rent escalators under CareTrust REIT’s long-term net-leases beyond those made to date.

Dividend Declared

During the quarter, CareTrust declared a quarterly dividend of $0.185 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 64% based on the midpoint of our updated 2017 normalized FFO guidance, and 61% on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.

Pristine Master Lease Amendment

Addressing recent changes in the Company’s portfolio, Mr. Stapley reported that the Company entered into a new lease amendment with affiliates of Pristine Senior Living on November 2, 2017. Under the amended lease, Pristine will transfer seven of the 16 Ohio facilities it currently leases from the Company to affiliates of Trillium Healthcare, another CareTrust REIT tenant. Further, Pristine will pay a reduced base rent on the nine retained facilities for a year, with the new base rent escalating after one year under a CPI-based formula with 2.0% minimum and 3.0% maximum annual increases. He also reported that, with the seven properties added to the Company’s master lease with affiliates of Trillium Healthcare, the amended Trillium lease now includes a rent schedule that steps up the base rent over approximately two years before returning to its regular CPI-based escalators, with no minimum and a 3.0% cap on annual increases.

Mr. Stapley noted that the Ohio portfolio was divided between Pristine and Trillium on a strictly geographic basis, with the resulting two smaller portfolios each containing individual operations of varying financial performance. He added that the transfer of the seven Ohio facilities is scheduled to occur on December 1, 2017.

Discussing the financial impacts of the transactions, Mr. Wagner noted that the Company’s reported rental income for the Ohio portfolio will only decrease by approximately 1.1%, from $18.6 million to a GAAP $18.4 million annually. He also reported that, post-transfer and with the near-term rent reductions on both the nine-property portfolio retained by Pristine and the seven-property portfolio assumed by Trillium, the Company’s combined GAAP lease yield for the 16-property Ohio portfolio will be approximately 9.6%. He stated that the scheduled change is designed to reduce CareTrust REIT’s exposure to Pristine from 15.1% to under 7.7% of annual cash revenue, while increasing Trillium to approximately 9.5%, all on a proforma basis as of September 30, 2017.

Conference Call

A conference call will be held on Thursday, November 9, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time), during which CareTrust REIT’s management will discuss third quarter results, recent developments and other matters affecting CareTrust REIT’s business and prospects. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 4077917. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrust REITTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 184 net-leased healthcare properties and three operated seniors housing properties in 23 states, CareTrust is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off from The Ensign Group, Inc. (“Ensign”); (ii) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them and the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with such spin-off, including its triple-net long-term leases with the Company, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iv) the ability and willingness of the Company’s tenants, including Ensign, to renew their leases with the Company upon expiration and the ability to reposition Company properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, and obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify suitable acquisition opportunities and the ability to acquire and lease the respective properties on favorable terms; (vi) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain key management personnel; (x) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2016 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
Information in this press release or the related conference call is provided as of September 30, 2017, unless specifically stated otherwise. the Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rental income	$29,404	$24,179	$85,254	$67,857
Tenant reimbursements	2,543	2,089	7,253	5,815
Independent living facilities	825	766	2,407	2,177
Interest and other income	176	72	1,471	587
Total revenues	32,948	27,106	96,385	76,436
Expenses:
Depreciation and amortization	9,745	8,248	28,156	23,433
Interest expense	5,592	5,743	17,690	17,044
Loss on the extinguishment of debt	—	—	11,883	326
Property taxes	2,543	2,089	7,253	5,815
Independent living facilities	698	708	2,003	1,926
Impairment of real estate investment	—	—	890	—
Acquisition costs	—	203	—	203
General and administrative	3,059	2,283	8,426	6,724
Total expenses	21,637	19,274	76,301	55,471
Other income:
Gain on disposition of other real estate investment	—	—	3,538	—
Net income	$11,311	$7,832	$23,622	$20,965

Earnings per common share:
Basic	$0.15	$0.13	$0.33	$0.38
Diluted	$0.15	$0.13	$0.33	$0.38

Weighted average shares outstanding:
Basic	75,471	57,595	71,693	54,403
Diluted	75,471	57,595	71,693	54,403

Dividends declared per common share	$0.185	$0.17	$0.555	$0.51

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income	$11,311	$7,832	$23,622	$20,965
Depreciation and amortization	9,745	8,248	28,156	23,433
Interest expense	5,592	5,743	17,690	17,044
Amortization of stock-based compensation	656	339	1,792	1,207
EBITDA	27,304	22,162	71,260	62,649
Acquisition costs	—	203	—	203
Loss on the extinguishment of debt	—	—	11,883	326
Deferred preferred return	—	—	(544)	—
Impairment of real estate investment	—	—	890	—
Gain on disposition of other real estate investment	—	—	(3,538)	—
Normalized EBITDA	$27,304	$22,365	$79,951	$63,178

Net income	$11,311	$7,832	$23,622	$20,965
Real estate related depreciation and amortization	9,717	8,223	28,076	23,360
Impairment of real estate investment	—	—	890	—
Gain on disposition of other real estate investment	—	—	(3,538)	—
Funds from Operations (FFO)	21,028	16,055	49,050	44,325
Acquisition costs	—	203	—	203
Deferred preferred return	—	—	(544)	—
Effect of the senior unsecured notes payable redemption	—	—	12,475	—
Write-off of deferred financing fees	—	—	—	326
Normalized FFO	$21,028	$16,258	$60,981	$44,854

Net income	$11,311	$7,832	$23,622	$20,965
Real estate related depreciation and amortization	9,717	8,223	28,076	23,360
Amortization of deferred financing fees	484	561	1,574	1,678
Amortization of stock-based compensation	656	339	1,792	1,207
Straight-line rental income	(2)	(78)	(117)	(78)
Impairment of real estate investment	—	—	890	—
Gain on disposition of other real estate investment	—	—	(3,538)	—
Funds Available for Distribution (FAD)	22,166	16,877	52,299	47,132
Acquisition costs	—	203	—	203
Deferred preferred return	—	—	(544)	—
Effect of the senior unsecured notes payable redemption	—	—	12,475	—
Write-off of deferred financing fees	—	—	—	326
Normalized FAD	$22,166	$17,080	$64,230	$47,661

FFO per share	$0.28	$0.28	$0.68	$0.81
Normalized FFO per share	$0.28	$0.28	$0.85	$0.82

FAD per share	$0.29	$0.29	$0.73	$0.86
Normalized FAD per share	$0.29	$0.30	$0.89	$0.87

Diluted weighted average shares outstanding [1]	75,659	57,739	71,896	54,561

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Revenues:
Rental income	$24,179	$25,269	$27,339	$28,511	$29,404
Tenant reimbursements	2,089	2,031	2,321	2,389	2,543
Independent living facilities	766	793	793	789	825
Interest and other income	72	150	155	1,140	176
Total revenues	27,106	28,243	30,608	32,829	32,948
Expenses:
Depreciation and amortization	8,248	8,532	9,076	9,335	9,745
Interest expense	5,743	5,829	5,879	6,219	5,592
Loss on the extinguishment of debt	—	—	—	11,883	—
Property taxes	2,089	2,031	2,321	2,389	2,543
Independent living facilities	708	623	661	644	698
Impairment of real estate investment	—	—	—	890	—
Acquisition costs	203	2	—	—	—
General and administrative	2,283	2,573	2,390	2,977	3,059
Total expenses	19,274	19,590	20,327	34,337	21,637
Other income (expense):
Loss on sale of real estate	—	(265)	—	—	—
Gain on disposition of other real estate investment	—	—	—	3,538	—
Net income	$7,832	$8,388	$10,281	$2,030	$11,311

Diluted earnings per share	$0.13	$0.14	$0.15	$0.03	$0.15

Diluted weighted average shares outstanding	57,595	60,875	66,951	72,564	75,471

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017

Net income	$7,832	$8,388	$10,281	$2,030	$11,311
Depreciation and amortization	8,248	8,532	9,076	9,335	9,745
Interest expense	5,743	5,829	5,879	6,219	5,592
Amortization of stock-based compensation	339	339	536	600	656
EBITDA	22,162	23,088	25,772	18,184	27,304
Acquisition costs	203	2	—	—	—
Loss on sale of real estate	—	265	—	—	—
Loss on the extinguishment of debt	—	—	—	11,883	—
Deferred preferred return	—	—	—	(544)	—
Impairment of real estate investment	—	—	—	890	—
Gain on disposition of other real estate investment	—	—	—	(3,538)	—
Normalized EBITDA	$22,365	$23,355	$25,772	$26,875	$27,304

Net income	$7,832	$8,388	$10,281	$2,030	$11,311
Real estate related depreciation and amortization	8,223	8,505	9,050	9,309	9,717
Loss on sale of real estate	—	265	—	—	—
Impairment of real estate investment	—	—	—	890	—
Gain on disposition of other real estate investment	—	—	—	(3,538)	—
Funds from Operations (FFO)	16,055	17,158	19,331	8,691	21,028
Acquisition costs	203	2	—	—	—
Deferred preferred return	—	—	—	(544)	—
Effect of the senior unsecured notes payable redemption	—	—	—	12,475	—
Normalized FFO	$16,258	$17,160	$19,331	$20,622	$21,028

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017

Net income	$7,832	$8,388	$10,281	$2,030	$11,311
Real estate related depreciation and amortization	8,223	8,505	9,050	9,309	9,717
Amortization of deferred financing fees	561	561	561	529	484
Amortization of stock-based compensation	339	339	536	600	656
Straight-line rental income	(78)	(72)	(72)	(43)	(2)
Loss on sale of real estate	—	265	—	—	—
Impairment of real estate investment	—	—	—	890	—
Gain on disposition of other real estate investment	—	—	—	(3,538)	—
Funds Available for Distribution (FAD)	16,877	17,986	20,356	9,777	22,166
Acquisition costs	203	2	—	—	—
Deferred preferred return	—	—	—	(544)	—
Effect of the senior unsecured notes payable redemption	—	—	—	12,475	—
Normalized FAD	$17,080	$17,988	$20,356	$21,708	$22,166

FFO per share	$0.28	$0.28	$0.29	$0.12	$0.28
Normalized FFO per share	$0.28	$0.28	$0.29	$0.28	$0.28

FAD per share	$0.29	$0.29	$0.30	$0.13	$0.29
Normalized FAD per share	$0.30	$0.29	$0.30	$0.30	$0.29

Diluted weighted average shares outstanding [1]	57,739	61,028	67,133	72,803	75,659

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 30, 2017	December 31, 2016
	(unaudited)
Assets:
Real estate investments, net	$1,089,089	$893,918
Other real estate investments	5,368	13,872
Cash and cash equivalents	14,808	7,500
Accounts and other receivables	12,961	5,896
Prepaid expenses and other assets	1,803	1,369
Deferred financing costs, net	1,989	2,803
Total assets	$1,126,018	$925,358

Liabilities and Equity
Senior unsecured notes payable, net	$294,221	$255,294
Senior unsecured term loan, net	99,493	99,422
Unsecured revolving credit facility	95,000	95,000
Accounts payable and accrued liabilities	17,382	12,137
Dividends payable	14,046	11,075
Total liabilities	520,142	472,928

Equity:
Common stock	755	648
Additional paid-in capital	782,707	611,475
Cumulative distributions in excess of earnings	(177,586)	(159,693)
Total equity	605,876	452,430
Total liabilities and equity	$1,126,018	$925,358

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$23,622	$20,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	28,168	23,444
Amortization of deferred financing costs	1,615	1,678
Loss on extinguishment of debt	11,883	326
Amortization of stock-based compensation	1,792	1,207
Straight-line rental income	(117)	(78)
Non-cash interest income	(496)	(587)
Interest income distribution from other real estate investment	1,500	—
Impairment of real estate investment	890	—
Change in operating assets and liabilities:
Accounts and other receivables	(6,948)	(3,246)
Prepaid expenses and other assets	(182)	3
Accounts payable and accrued liabilities	5,206	5,801
Net cash provided by operating activities	66,933	49,513
Cash flows from investing activities:
Acquisitions of real estate	(222,463)	(185,284)
Improvements to real estate	(621)	(258)
Purchases of equipment, furniture and fixtures	(359)	(139)
Preferred equity investments	—	(4,531)
Sale of other real estate investment	7,500	—
Escrow deposits for acquisition of real estate	(1,000)	(1,000)
Net cash used in investing activities	(216,943)	(191,212)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	170,414	108,395
Proceeds from the issuance of senior unsecured notes payable	300,000	—
Proceeds from the issuance of senior unsecured term loan	—	100,000
Borrowings under unsecured revolving credit facility	158,000	150,000
Payments on senior unsecured notes payable	(267,639)	—
Payments on unsecured revolving credit facility	(158,000)	(92,000)
Payments on the mortgage notes payable	—	(95,022)
Payments of deferred financing costs	(6,047)	(1,352)
Net-settle adjustment on restricted stock	(866)	(515)
Dividends paid on common stock	(38,544)	(27,396)
Net cash provided by financing activities	157,318	142,110
Net increase in cash and cash equivalents	7,308	411
Cash and cash equivalents, beginning of period	7,500	11,467
Cash and cash equivalents, end of period	$14,808	$11,878

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(unaudited)

					September 30, 2017
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	60.6%	$(5,779)		$294,221

Floating Rate Debt

Senior unsecured term loan	3.185%	[1]	2023		100,000	20.2%	(507)		99,493

Unsecured revolving credit facility	2.986%	[2]	2020	[3]	95,000	19.2%	—	[4]	95,000
	3.088%				195,000	39.4%	(507)		194,493

Total Debt	4.398%				$495,000	100.0%	$(6,286)		$488,714

[1] Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2] Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or the Base Rate (as defined) plus 0.75% to 1.4%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(unaudited)

2017 Guidance

	Low	High
Net income	$0.51	$0.52
Real estate related depreciation and amortization	0.52	0.52
Impairment of real estate investment	0.01	0.01
Gain on disposition of other real estate investment	(0.05)	(0.05)
Funds from Operations (FFO)	0.99	1.00
Deferred preferred return	(0.00)	(0.00)
Effect of the senior unsecured notes payable redemption	0.17	0.17
Normalized FFO	$1.16	$1.17

Net income	$0.51	$0.52
Real estate related depreciation and amortization	0.52	0.52
Amortization of deferred financing fees	0.03	0.03
Amortization of stock-based compensation	0.03	0.03
Straight-line rental income	(0.01)	(0.01)
Impairment of real estate investment	0.01	0.01
Gain on disposition of other real estate investment	(0.05)	(0.05)
Funds Available for Distribution (FAD)	1.04	1.05
Deferred preferred return	(0.00)	(0.00)
Effect of the senior unsecured notes payable redemption	0.17	0.17
Normalized FAD	$1.21	$1.22
Weighted average shares outstanding:
Diluted	72,959	72,959

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, expensed acquisition costs, losses on the extinguishment of debt, and gains or losses from dispositions of real estate or other real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate or other real estate, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding non-cash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing costs and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as written-off deferred financing fees, expensed acquisition costs, certain preferred returns, the effect of the senior unsecured notes payable redemption and other unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.
While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash income and expenses such as amortization of stock-based compensation, amortization of deferred financing costs, and the effects of straight-line rent, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com